Exhibit 99.(I)

EXHIBIT I

AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D/A to which this Exhibit is attached, and such Schedule 13D/A is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: March 3, 2015	734 INVESTORS, LLC
By: 734 Agriculture, LLC
Its: Managing Member

	By:	/s/ Remy W. Trafelet
	Name:	Remy W. Trafelet
	Title:	Manager

734 AGRICULTURE, LLC

	By:	/s/ Remy W. Trafelet
	Name:	Remy W. Trafelet
	Title:	Manager

Remy W. Trafelet

	By:	/s/ Remy W. Trafelet

George R. Brokaw

	By:	/s/ George R. Brokaw